UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)          January 29, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code             (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 29, 2009, the independent members of the Board of Directors (the “Board”) of Cephalon, Inc. (the “Company”), upon the recommendation of the Stock Option and Compensation Committee (the “Compensation Committee”), adopted the 2009 Management Incentive Compensation Program (the “MICP”) for the Company’s executive officers appointed by the Board and key employees.  Under the MICP, the Company’s executive officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2009 outlined in the MICP (the “Performance Goals”) for each executive officer.

The Performance Goals for 2009 consist of both financial and operational goals.  Financial goals are based on equally weighted targets for total product sales and pro forma net income in 2009.  Operational goals are focused on three areas: clinical, manufacturing and technical operations, and research and development.  Within these areas, the operational goals include, among other things, progressing or completing specified clinical trials in the U.S. and Europe, providing manufacturing support for new and existing products and products in clinical development and advancing the Company’s research and development plan by continuing pre-clinical development of specified compounds.  The following table summarizes the components of the MICP for 2009.

	Chief Executive Officer	Other Executive Officers

Financial Goals	• Total product sales target (30%)	• Total product sales target (15%)
	• Pro forma net income target (30%)	• Pro forma net income target (15%)

Operational Goals	Performance goals in the areas of clinical (20%), manufacturing and technical operations (10%) and R&D (10%)	Objectives are specific to each individual executive officer and his or her areas of responsibility (70%)

MICP “Score”

•      Weighted average minimum MICP score of 85 of the above listed components is required for CEO to be eligible for an MICP award

•      For each MICP point below 100, target bonus percentage of 100% is decreased by approximately 7% (e.g., MICP score of 98 yields a bonus payout of 87% of base salary)

•      For each MICP point above 100, target bonus percentage is increased by an average of approximately 14% for MICP scores from 101 to 111. For example, an MICP score of 102 yields a bonus payout of 128% of base salary. At an MICP score of 112, the maximum bonus will be earned.

•      Weighted average minimum MICP score of 90 of the above listed components is required for an executive officer to be eligible for an MICP award

•      For each MICP point above or below 100, target bonus percentage of 100% is increased or decreased by 3.5%, respectively (e.g., MICP score of 98 yields a bonus payout of 43% of base salary). At an MICP score of 120, the maximum bonus will be earned.

Target MICP Bonus	100% of 2009 base salary	50% of 2009 base salary

MICP Award Percentage	Could range from 0% (for an MICP score below 85) to 300% of base salary (at maximum performance)	Could range from 0% (for an MICP score below 90) to 110% of an NEO’s base salary (at maximum performance)

MICP Award Dollar Value	Could range from $0 (for an MICP score below 85) to $3,920,400 (for maximum performance).	Individual awards could range from $0 (for an MICP score below 90) to approximately $649,300 (for maximum performance).

At the end of each fiscal year, the Compensation Committee is responsible for assessing the performance of each executive officer against the established Performance Goals and determining the level of awards, if any, under the MICP.  The Compensation Committee then presents its decisions to the independent members of the Board for ratification.

The MICP for 2009 is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is incorporated by reference to the information contained in Item 1.01 above.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Cephalon, Inc. 2009 Management Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: January 30, 2009	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Cephalon, Inc. 2009 Management Incentive Compensation Plan